EXHIBIT 10.1

                                                              EXECUTION DOCUMENT

                            INDEMNIFICATION AGREEMENT

         THIS INDEMNIFICATION AGREEMENT (this "Agreement"), is made and entered into as of ______________ , 20 , between COSI, INC., a Delaware corporation (the "Corporation"), and ____________________, a member of the Corporation's Board of Directors [an officer of the Corporation] ("Indemnitee").

                                    RECITALS:

      WHEREAS, the Corporation and Indemnitee each recognize the ongoing substantial risk of litigation and other claims being asserted against directors and officers of public companies arising out of their service to and activities on behalf of the corporation;

      WHEREAS, the Corporation's Amended and Restated Articles of Incorporation and Amended and Restated Bylaws (individually and collectively, the "Constituent Documents") provide that the Corporation will indemnify its directors and officers, and the Corporation's Amended and Restated Bylaws (the "Bylaws") provide that the Corporation will advance expenses in connection therewith;

      WHEREAS, in recognition of the need for protection against such litigation and claims to enhance Indemnitee's continued effective service to the Corporation, and Indemnitee's reliance on the aforesaid provisions of the Constituent Documents, and to provide Indemnitee with express contractual indemnification, the Corporation wishes to provide in this Agreement for the indemnification, advancement, reimbursement and insurance of certain liabilities and expenses of Indemnitee to the fullest extent permitted by law.

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of these premises and of Indemnitee's continuation of service to the Corporation, the parties hereto agree as follows:

      1. Indemnification. The Corporation hereby agrees to and shall hold harmless and indemnify Indemnitee to the fullest extent permitted by law as such laws exist or may hereafter be amended (but, in the case of any such amendment, with respect to any action or inaction occurring prior to such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto). In furtherance of the foregoing indemnification, and without limiting the generality thereof:

            (a) Proceedings Other than Those by or in the Right of the Corporation. Indemnitee shall be entitled to the rights of indemnification provided in this Section 1(a) if, by reason of Indemnitee's Corporate Status (as defined in Section 13 below), Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding (as defined in Section 13 below) other than a Proceeding by or in the right of the Corporation. Pursuant to this Section 1(a), Indemnitee shall be indemnified against all Expenses (as defined in Section 13 below), liability and loss (including, without limitation, attorneys' and other professionals' fees and Expenses, claims, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred by or on behalf of Indemnitee in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal Proceeding, had no reasonable cause to believe Indemnitee's conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the conduct was unlawful.

            (b) Proceedings by or in the Right of the Corporation. Indemnitee shall be entitled to the rights of indemnification provided in this
      Section 1(b) if, by reason of Indemnitee's Corporate Status, Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding brought by or in the right of the Corporation. Pursuant to this
      Section 1(b), Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by or on behalf of Indemnitee in connection with such Proceeding if the Indemnitee acted in good faith and in a matter Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation except that no indemnification shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such Indemnitee is fairly and reasonably entitled to indemnity for such Expenses which the Court of Chancery of the State of Delaware or such other court in which such action or suit was brought shall deem proper.

            (c) Indemnification for Expenses of a Party Who is Wholly or Partially Successful. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee's Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, Indemnitee shall be indemnified to the maximum extent permitted by law, as such laws may be amended from time to time, against all Expenses actually and reasonably incurred by or on behalf of Indemnitee in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Corporation shall indemnify Indemnitee against all Expenses actually and reasonably incurred by or on behalf of Indemnitee in connection with each successfully resolved claim, issue or matter. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

      2. Additional Indemnity. In addition to, and without regard to any limitations on, the indemnification provided for in Section 1 of this Agreement, the Corporation shall and hereby does indemnify and hold harmless Indemnitee against all Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee or on Indemnitee's behalf if, by reason of Indemnitee's Corporate Status, Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding (including a Proceeding by or in the right of the Corporation), including, without limitation, all liability arising out of the negligence or active or passive wrongdoing of Indemnitee. The only limitation that shall exist upon the Corporation's obligations pursuant to this Agreement shall be that the Corporation shall not be obligated to make any payment to Indemnitee that is finally determined (under the procedures, and subject to the presumptions, set forth in Sections 6 and 7 below) to be unlawful.

      3. Contribution.

            (a) Whether or not the indemnification provided in Sections 1 and 2 above is available, in respect of any threatened, pending or completed action, suit or proceeding in which the Corporation is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Corporation shall pay, in the first instance, the entire amount of any judgment or settlement of such action, suit or proceeding without requiring Indemnitee to contribute to such payment and the Corporation hereby waives and relinquishes any right of contribution it may have against Indemnitee. The Corporation shall not enter into any settlement of any action, suit or proceeding in which the Corporation is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

            (b) Without diminishing or impairing the obligations of the Corporation set forth in the preceding paragraph, if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any threatened, pending or completed action, suit or proceeding in which the Corporation is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Corporation shall contribute to the amount of Expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Corporation and all officers, directors or employees of the Corporation, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee on the other hand, from the transaction from which such action, suit or proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Corporation and all officers, directors or employees of the Corporation other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the events that resulted in such expenses, judgments, fines or settlement amounts, as well as any other equitable considerations which the law may require to be considered. The relative fault of the Corporation and all officers, directors or employees of the Corporation, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.

            (c) The Corporation hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors or employees of the Corporation, other than Indemnitee, who may be jointly liable with Indemnitee.

            (d) To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Corporation, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Corporation and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or
      (ii) the relative fault of the Corporation (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

      4. Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee's Corporate Status, a witness in any Proceeding to which Indemnitee is not a party, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by or on Indemnitee's behalf in connection therewith.

      5. Expenses Payable in Advance. The Corporation shall advance all Expenses reasonably incurred by or on behalf of Indemnitee in connection with any Proceeding by reason of Indemntitee's Corporate Status promptly after receipt by the Corporation of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses. Any advances and undertakings to repay pursuant to this Section 3 shall be unsecured and interest free.

      6. Procedures and Presumptions for Determination of Entitlement to Indemnification. It is the intent of this Agreement to secure for Indemnitee rights of indemnity that are as favorable as may be permitted under the Delaware General Corporation Law and public policy of the State of Delaware. Accordingly, the parties agree that the following procedures and presumptions shall apply in the event of any question as to whether Indemnitee is entitled to indemnification under this Agreement:

            (a) To obtain indemnification under this Agreement, Indemnitee shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of the Corporation shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that Indemnitee has requested indemnification.

            (b) Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 6(a) above, a determination, if required by applicable law, with respect to Indemnitee's entitlement thereto shall be made in the specific case, in a reasonably prompt manner, by one of the following methods, which shall be at the election of the Corporation's Board of Directors (the "Board"): (i) by a majority vote of directors who were not parties to such Proceeding, whether or not they constitute a quorum of the Board, (ii) by a Board committee designated by a majority vote of directors who were not parties to such Proceeding, whether or not they constitute a quorum, (iii) if there are no such directors who were not parties to such Proceeding, or if such directors so direct, or following a Change in Control (as defined in Section 13 below), by Independent Legal Counsel (as defined in Section 13 below) in a written opinion to the Board, a copy of which shall be delivered to Indemnitee,
      (iv) by the stockholders of the Corporation, or (v) as Delaware law may otherwise permit. Notwithstanding the foregoing in this Section 6(b), to the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding, or in defense of any claim, issue or matter therein, Indemnitee shall be indemnified against Expenses actually and reasonably incurred by Indemnitee in connection therewith, without the necessity of authorization in the specific case.

            (c) If the determination of entitlement to indemnification is to be made by Independent Legal Counsel pursuant to Section 6(b)(iii) above, the Independent Legal Counsel shall be selected as provided in this Section 6(c). The Independent Legal Counsel shall be selected by the Board. Indemnitee may, within ten (10) days after such written notice of selection shall have been given, deliver to the Corporation, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Legal Counsel so selected does not meet the requirements of "Independent Legal Counsel" as defined in Section 13 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Legal Counsel. If a written objection is made and substantiated, the Independent Legal Counsel selected may not serve as Independent Legal Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 6(a) hereof, no Independent Legal Counsel shall have been selected and not objected to, either the Corporation or Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction for resolution of any objection which shall have been made by Indemnitee to the Corporation's selection of Independent Legal Counsel and/or for the appointment as Independent Legal Counsel of a person selected by the court or such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Legal Counsel under Section 6(b) hereof. The Corporation shall pay any and all reasonable fees and expenses of Independent Legal Counsel incurred by such Independent Legal Counsel in connection with acting pursuant to Section 6(b) hereof, and the Corporation shall pay all reasonable fees and expenses incident to the procedures of this Section 6(c), regardless of the manner in which such Independent Legal Counsel was selected or appointed.

            (d) In making the determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence. Neither the failure of the Corporation (including by its directors or independent legal counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that Indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor any actual determination by the Corporation (including by its directors or independent legal counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

            (e) For purposes of any determination under this Section 6, Indemnitee shall be deemed to have acted in good faith if Indemnitee's action is based on (i) the records or books of account of the Corporation or another enterprise, or on information supplied to Indemnitee by the officers of the Corporation or another enterprise in the course of their duties, or (b) the advice of legal counsel for the Corporation or another enterprise, or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant, independent financial adviser, appraiser or other expert selected with reasonable care by the Corporation or other enterprise. In addition, the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Corporation or other enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement. Whether or not the foregoing provisions of this Section 6(e) are satisfied, it shall in any event be presumed that Indemnitee has at all times acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

            (f) If the person, persons or entity empowered or selected under
      Section 6 to determine whether Indemnitee is entitled to indemnification shall not have made a determination within 60 days after receipt by the Corporation of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitiee's statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such sixty- (60)- day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making such determination with respect to entitlement to indemnification in good faith requires such additional time to obtain or evaluate documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 6(f) shall not apply if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 6(b) of this Agreement and if (A) within fifteen (15) days after receipt by the Corporation of the request for such determination, the Board and the directors who were not parties to such Proceeding, if appropriate, resolve to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within seventy-five (75) days after such receipt and such determination is made thereafter, or (B) a special meeting of stockholders is called within fifteen (15) days after such receipt for the purposes of making determination, such meeting is held for such purpose within sixty (60) days after having been so called and such determination is made thereat.

            (g) Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee's entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any Independent Legal Counsel, member of the Board or stockholder of the Corporation shall act reasonably and in good faith in making a determination regarding the Indemnitee's entitlement to indemnification under this Agreement. Any costs or expenses (including attorneys' fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Corporation (irrespective of the determination as to Indemnitee's entitlement to indemnification) and the Corporation hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

            (h) The Corporation acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that any action, claim or proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such action, claim or proceeding with or without payment of money or other consideration) it shall be presumed that Indemnitee has been successful on the merits or otherwise in such action, suit or proceeding. Anyone seeking to overcome the presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

            (i) The termination of any Proceeding, or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that the conduct was unlawful.

      7. Remedies of Indemnitee.

            (a) In the event that (i) a determination is made pursuant to
      Section 6 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 5 of this Agreement, (iii) no determination of entitlement to indemnification is made pursuant to
      Section 6(b) of this Agreement within ninety (90) days after receipt by the Corporation of the request for indemnification, (iv) payment of indemnification is not made pursuant to this Agreement within thirty (30) days after receipt by the Corporation of a written request therefor or (v) payment of indemnification is not made within thirty (30) days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 6 of this Agreement, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of Indemnitee's entitlement to such indemnification. Indemnitee shall commence such proceeding seeking an adjudication within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 7(a). The Corporation shall not oppose Indemnitee's right to seek any such adjudication.

            (b) In the event that a determination shall have been made pursuant to Section 6(b) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this
      Section 7 shall be conducted in all respects as a de novo trial on the merits, and Indemnitee shall not be prejudiced by reason of the adverse determination under Section 6(b).

            (c) If a determination shall have been made pursuant to Section 6(b) of this Agreement that Indemnitee is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 7, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee's misstatement not materially misleading in connection with the application for indemnification, or (ii) a prohibition of such indemnification under applicable law.

            (d) In the event that Indemnitee, pursuant to this Section 7, seeks a judicial adjudication of Indemnitee's rights under, or to recover damages for breach of, this Agreement, or to recover under any directors' and officers' liability insurance policies maintained by the Corporation, the Corporation shall pay on Indemnitee's behalf, in advance, any and all expenses (of the types described in the definition of Expenses in Section 13 of this Agreement) actually and reasonably incurred by Indemnitee in such judicial adjudication, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of expenses or insurance recovery.

            (e) The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 7 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Corporation is bound by all the provisions of this Agreement. The Corporation shall indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (promptly after receipt by the Corporation of a written request therefor) advance, to the extent not prohibited by law, such expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or advance of Expenses from the Corporation under this Agreement or under any directors' and officers' liability insurance policies maintained by the Corporation, regardless of whether Indemnity ultimately is determined to be entitled to such indemnification, advancement of Epenses or insurance recovery, as the case may be.

            (f) Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding.

      8. Non-Exclusivity; Survival of Rights; Insurance; Subordination.

            (a) The rights of indemnification as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Constituent Documents, any agreement, a vote of stockholders, a resolution of directors or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in Indemnitee's Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in the Delaware General Corporation Law, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under the Bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy given hereunder now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

            (b) To the extent the Corporation maintains an insurance policy or policies providing liability insurance for directors and officers of the Corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that such person serves at the request of the Corporation, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any director, officer, employee, agent or fiduciary under such policy or policies. If, at any time of the receipt of a notice of a claim pursuant to the terms hereof, the Corporation has director and officer liability insurance in effect, the Corporation shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Corporation shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

            (c) In the event of any payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights.

            (d) The Corporation shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

            (e) The Corporation's obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Corporation as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advance of expenses from such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

      9. Exception to Right to Indemnification. Notwithstanding any provision in this Agreement, the Corporation shall not be obligated under this Agreement to make any indemnity in connection with any clam made against Indemnitee:

            (a) for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision; or

            (b) for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Corporation within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of state statutory law or common law; or

            (c) in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Corporation or its directors, officers, employees or other indemnities, unless (i) the Board of Directors of the Corporation authorized the Proceeding (or any part of any Proceeding) prior to its initiation or (ii) the Corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the Corporation under applicable law.

      10. Corporation's Right to Defend. Notwithstanding anything to the contrary contained in this Agreement, in the event the Corporation shall be obligated to pay the Expenses of Indemnitee with respect to a Proceeding, or any claim, issue or matter therein, as provided in this Agreement, the Corporation shall be entitled to assume the defense of such Proceeding, or such claim, issue or matter therein, with counsel reasonably acceptable to Indemnitee, upon the delivery to Indemnitee of written notice of by the Corporation of its election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Corporation, the Corporation will not be liable to Indemnitee under this Agreement for any Expenses of counsel subsequently incurred by Indemnitee with respect to the same Proceeding, or such claim, issue or matter therein, provided that (a) Indemnitee shall have the right to employ Indemnitee's own counsel in such action, suit or proceeding at Indemnitee's expense and (b) if (i) the employment of counsel by Indemnitee has been previously authorized in writing by the Corporation, (ii) counsel to the Corporation or Indemnitee shall have reasonably concluded that there may be a conflict of interest or position, or reasonably believes that a conflict is likely to arise, on any significant issue between the Corporation and Indemnitee in the conduct of any such defense or (iii) the Corporation shall not have employed counsel to assume the defense of such Proceeding, or such claim, issue or matter therein, then the Expenses of Indemnitee's counsel shall be at the expense of the Corporation, except as otherwise expressly provided by this Agreement. The Corporation shall not be entitled, without the consent of Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Corporation or Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above.

      11. Duration of Agreement. All agreements and obligations of the Corporation contained herein shall continue during the period Indemnitee is an officer or director of the Corporation (or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and shall continue thereafter so long as Indemnitee shall be subject to any Proceeding (or any proceeding commenced under Section 7 hereof) by reason of Indemnitee's Corporate Status, whether or not Indemnitee is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Corporation), assigns, spouses, heirs, executors and personal and legal representatives.

      12. Enforcement.

            (a) The Corporation expressly confirms and agrees that it has entered into this Agreement and assumes the obligations imposed on it hereby in order to induce Indemnitee to continue to serve as an officer or director of the Corporation, and the Corporation acknowledges that Indemnitee is relying upon this Agreement in continuing to serve as an officer or director of the Corporation.

            (b) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect tot the subject matter hereof.

      13. Definitions. For purposes of this Agreement:

            (a) "Change in Control" shall mean the date on which the earlier of the following events occur: (a) the acquisition by any entity, person or group (other than ZAM Holdings, L.P., LJCB Nominees Pty Ltd., Charles G. Phillips, or any entity related to any such party) of beneficial ownership, as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, of more than 50% of the outstanding capital stock of the Corporation entitled to vote for the election of directors ("Voting Stock"); (b) the merger or consolidation of the Corporation with one or more corporations or other entity as a result of which the holders of outstanding Voting Stock of the Corporation immediately prior to such a merger or consolidation hold less than 60% of the Voting Stock of the surviving or resulting corporation or any direct or indirect parent corporation or entity of such surviving or resulting entity; (c) the sale or transfer of all or substantially all of the property of the Corporation other than to an entity of which the Corporation owns at least 80% of the Voting Stock; or (d) during any period of twenty-four (24) consecutive months, the individuals who, at the beginning of such period, constitute the Board of Directors (the "Incumbent Directors") cease for any reason other than death to constitute at least a majority thereof; provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or through the operation of this proviso. Notwithstanding the foregoing, a Change in Control shall not include any acquisition in which Indemnitee is a member of the acquiring group or an officer or owner of the acquiring entity.

            (b) "Corporate Status" describes the status of a person who is or was a director, officer, employee, agent or fiduciary of the Corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that such person is or was serving at the express written request of the Corporation.

            (c) "Expenses" shall include all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in a Proceeding. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding, including, without limitation, the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

            (d) "Independent Legal Counsel" means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five (5) years has been, retained to represent: (i) the corporation or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the corporation or Indemnitee in an action to determine Indemnitee's rights under this Agreement. The Corporation agrees to pay the reasonable fees of the Independent Legal Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

            (e) "Proceeding" includes any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of the Corporation or otherwise and whether civil, criminal, administrative or investigative, in which Indemnitee was, is or will be involved as a party or otherwise, by reason of the fact that Indemnitee is or was an officer or director of the Corporation, by reason of any action taken by Indemnitee or of any inaction on Indemnitee's part while acting as an officer or director of the Corporation, or by reason of the fact that Indemnitee is or was serving at the request of the Corporation as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise; in each case whether or not Indemnitee is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement; including one pending on or before the date of this Agreement but excluding one initiated by Indemnitee pursuant to
      Section 5 above to enforce Indemnitee's rights under this Agreement.

      14. Severability. The invalidity or unenforceabilty of any provision hereof shall in no way affect the validity or enforceability of any other provision. Without limiting the generality of the foregoing, this Agreement is intended to confer upon Indemnitee indemnification rights to the fullest extent permitted by applicable laws. In the event any provision hereof conflicts with any applicable law, such provision shall be deemed modified, consistent with the aforementioned intent, to the extent necessary to resolve such conflict.

      15. Modification and Waiver. No supplement, modification, termination or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

      16. Notice by Indemnitee. Indemnitee agrees promptly to notify the Corporation in writing upon being served with or otherwise receiving any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification covered hereunder. The failure to so notify the Corporation shall not relieve the Corporation of any obligation which it may have to Indemnitee under this Agreement or otherwise, unless and only to the extent that such failure or delay materially prejudices the Corporation.

      17. Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after being sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent:

            (a) To Indemnitee at the address set forth below Indemnitee's signature hereto; and

            (b) To the Corporation at the address set forth below the Corporation's signature hereto;

or, to such other address as a party hereto shall indicate, by notice to the other in accordance herewith, from time to time.

      18. Counterparts; Facsimile. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument. This Agreement may also be executed and delivered by facsimile or other similar electronic transmission and shall have the same force and effect as an original.

      19. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement or to affect construction thereof.

      20. Governing Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties hereto shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. The Corporation and Indemnitee each hereby irrevocably and unconditionally (i) agrees that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the State of Delaware (the "Delaware Court") and not in any other state or federal court in the United States of America or any court in any other country, (ii) consents to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) appoints, to the extent such party is not otherwise subject to service of process in the State of Delaware, irrevocably [CT Corporation] as its agent in the State of Delaware as such party's agent for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Delaware, (iv) waives any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (v) waives, and agrees not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

      IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the day and year first above written.

CORPORATION:                             INDEMNITEE:
COSI, INC.

By:                                      Name:
    ---------------------------------          --------------------------------
Name:
      ------------------------------
Title:
       -----------------------------

Address for Notices:                     Address for Notices:
--------------------                     --------------------

                                         ______________________________________
Cosi, Inc.                               ______________________________________
1751 Lake Cook Road, 6th Floor           ______________________________________
Deerfield, IL  60015                     Telephone: ___________________________
Attn:  Corporate Secretary               Cell Phone:___________________________
Telephone: (847) 597-8800 or             Facsimile:____________________________
           (847) 444-3200                Email: _______________________________

With a copy to:
---------------

Cosi, Inc.
1751 Lake Cook Road, 6th Floor
Deerfield, IL  60015
Attn:  General Counsel
Telephone: (847) 597-8800 or
           (847) 444-3200
Facsimile: (847) 597-8884